                                                                 Exhibit 3.3(iv)

                               State of Delaware

                       Office of the Secretary of State

                       --------------------------------


          I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "PGI POLYMER, INC.", FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF MAY, A.D. 1996, AT 10 O'CLOCK P.M.








                                             -----------------------------------
                                             Edward J. Freel, Secretary of State

                                             Authentication:  8530366
                                                       Date:  06-25-97

                           CERTIFICATE OF AMENDMENT
                                      TO
                         CERTIFICATE OF INCORPORATION
                                      OF
                               PGI POLYMER, INC.

                           *   *   *   *   *   *   *

                        Adopted in accordance with the
                       provisions of Section 242 of the
                        General Corporation Law of the
                               State of Delaware

                           *   *   *   *   *   *   *


          Jerry Zucker, being the Chief Executive Officer and President of PGI Polymer, Inc., a corporation organized and existing under and by virtue of the laws of the State of Delaware (the "Corporation"), do hereby certify as follows:

          FIRST: The Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") is hereby amended by deleting ARTICLE FOUR in its entirety and inserting in its place a new ARTICLE FOUR to read as follows:

                                 ARTICLE FOUR
                                 ------------

               The total number of shares of stock which the corporation has authority to issue is two thousand (2,000) shares of Common Stock, with a part value of one dollar ($.01) per share.

          SECOND: The Board of Directors of the Corporation approved the Amendment pursuant to the provisions of Sections 141(f) and 242 of the General Corporation Law of the State of Delaware and directed that the Amendment be submitted to the sole stockholder of the Corporation for its consideration and approval.

          THIRD: The sole holder of the issued and outstanding shares of the Corporation's Common Stock approved the Amendment pursuant to the provisions of Sections 228(c) and 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the undersigned, being the Chief Executive Officer and President hereinabove named, for the purpose of amending the Certificate of Incorporation of the Corporation pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury do each hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true and accordingly have hereunto signed this Certificate of Amendment of Certificate of Incorporation this 14th day of May, 1996.


                                      PGI POLYMER, INC.



                                      /s/  Jerry Zucker
                                      --------------------------------
                                      Jerry Zucker, Chief Executive
                                      Officer and President


ATTEST:


/s/ James G. Boyd
---------------------------
James G. Boyd, Secretary